Exhibit 99.1

Cambridge Bancorp Enters Into Definitive Agreement to Merge with Eastern Bankshares, Inc.

CAMBRIDGE, MA, September 19, 2023 – Cambridge Bancorp (NASDAQ: CATC) (“Cambridge”), the parent company of Cambridge Trust Company (“Cambridge Trust”), and Eastern Bankshares, Inc. (“Eastern”) (NASDAQ Global Select Market: EBC), the stock holding company for Eastern Bank, announced they have entered into a definitive merger agreement pursuant to which Cambridge will merge with and into Eastern in an all-stock transaction valued at approximately $528 million (“the merger”).

Key Highlights:

•	Each share of Cambridge common stock will be exchanged for 4.956 shares of Eastern common stock, a 24% premium to Cambridge’s thirty-day volume weighted average price

•	Merger will create a $27 billion combined franchise and further solidify Eastern as the largest community bank in Massachusetts and New Hampshire by deposits [1]

•	Merger will create the largest bank-owned Independent Investment Advisor in Massachusetts and the tenth largest overall in Massachusetts[2]

•	Eastern plans to welcome Denis Sheahan, President and CEO of Cambridge, to its executive team as CEO

Cambridge and Eastern Merger

Under the terms of the merger agreement, which has been unanimously approved by both boards of directors, each share of Cambridge common stock will be exchanged for 4.956 shares of Eastern common stock. Eastern anticipates issuing approximately 39.4 million shares of its common stock in the merger. Based upon Eastern’s $13.41 per share closing price on September 18, 2023, the transaction is valued at approximately $528 million and the aggregate consideration represents 114% of Cambridge’s tangible book value* and a 24% premium to Cambridge’s thirty-day volume weighted average price.

Upon closing, Denis Sheahan, Chairman, President and CEO of Cambridge, will become the CEO of Eastern and will join Eastern’s Board of Directors. Eastern’s President Quincy Miller will be promoted to Vice Chair, President, and Chief Operating Officer. Both Mr. Sheahan and Mr. Miller will report directly to Bob Rivers, who will serve as Executive Chair and Chair of the Board of Directors. In addition to Mr. Sheahan, three Cambridge directors are expected to be elected to Eastern’s Board of Directors in connection with the closing.

Given the distinction of the Cambridge Trust brand in the banks’ shared local markets, the combined wealth management and private banking divisions will operate under the Cambridge Trust brand and leadership.

As of June 30, 2023, Cambridge had approximately $5.5 billion of total assets, $4.0 billion of total loans, $4.4 billion of total deposits and $4.4 billion of client assets under management and administration (“AUMA”). Upon completion of the merger, the combined company is expected to have approximately $27.1 billion in total assets, $18.0 billion of total loans, $22.6 billion of deposits and $7.6 billion of AUMA.

“I’ve long admired the success of Cambridge Trust under Denis’s leadership, and I’m excited to welcome Denis and the Cambridge team to Eastern,” said Bob Rivers, Chief Executive Officer and Chair of the

[1]	Source: S&P Global Market Intelligence; FDIC Summary of Deposit Survey (2022). Excludes trust banks.
[2]	Source: Boston Business Journal

Board of Eastern Bankshares, Inc. and Eastern Bank. “As we set our sights on the future, the enhanced capabilities and financial strength created by this merger will allow us to further position Eastern as the region’s local financial partner of choice, delivering enhanced value for our customers and shareholders, greater support for our communities, and increased opportunities for our colleagues.”

Sheahan commented, “I am delighted to be a part of bringing together two terrific companies who share common values and vision. I know the Cambridge Trust team will rise to the opportunity ahead and I look forward to working with our colleagues at Eastern as we integrate and deliver exceptional service to our clients.”

The merger is expected to be completed during the first quarter of 2024, subject to certain conditions, including the receipt of required regulatory approvals and approval by Cambridge and Eastern shareholders. All Cambridge directors and executive officers and their affiliates with voting power have agreed to vote in favor of the merger.

Advisors

BofA Securities, Inc. served as financial advisor and Hogan Lovells US LLP provided legal counsel to Cambridge. J.P. Morgan Securities LLC served as financial advisor and Nutter McClennen & Fish LLP provided legal counsel to Eastern.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 133-year-old Massachusetts chartered commercial bank with approximately $5.5 billion in assets at June 30, 2023, and a total of 22 Massachusetts and New Hampshire locations. Cambridge Trust Company is one of New England’s leaders in private banking and wealth management with $4.4 billion in client assets under management and administration at June 30, 2023. The Wealth Management group maintains offices in Boston and Wellesley, Massachusetts and Concord, Manchester, and Portsmouth, New Hampshire.

About Eastern Bankshares, Inc. and Eastern Bank

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 120 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of June 30, 2023, Eastern Bank had approximately $22 billion in total assets. Eastern provides banking, investment and insurance products and services for consumers and businesses of all sizes, including through its Eastern Wealth Management division and its Eastern Insurance Group LLC subsidiary. Eastern takes pride in its outspoken advocacy and community support that includes $240 million in charitable giving since 1994. An inclusive company, Eastern employs approximately 2,100 deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

Non-GAAP Financial Measures

*Denotes a non-GAAP financial measure used in this press release.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful to their understanding financial performance, performance trends and financial position. Management utilizes these measures for internal planning and forecasting purposes, and management, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. A reconciliation of tangible book value for Cambridge is included in a table at the end of the press release.

This press release also includes certain forward-looking modeled projections and estimates, including estimates of the combined proforma company’s tangible book value per share. These metrics are dependent on variable factors, including management’s assumptions and modeling inputs as well as market driven factors such as interest rates, over which Cambridge cannot exercise control. Accordingly, reconciliations of Cambridge’s outlook on these items cannot be readily determined in a format useful for investors and could not be made readily available.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Factors relating to the proposed transaction that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, Cambridge or Eastern may not perform as expected due to transaction-related uncertainty or other factors; that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that the timing of completion of the proposed transaction is dependent on various factors that cannot be predicted with precision at this point; reputational risks and the reaction of the companies’ customers to the transaction; continued pressures and uncertainties within the banking industry and Cambridge and Eastern’s markets, including changes in interest rates and deposit amounts and composition, adverse developments in the level and direction of loan delinquencies, charge-offs, and estimates of the adequacy of the allowance for loan losses, increased competitive pressures, asset and credit quality deterioration, and legislative, regulatory, and fiscal policy changes and related compliance costs; and diversion of management time on transaction-related issues

These forward-looking statements are also subject to the risks and uncertainties applicable to our respective businesses generally that are disclosed in Cambridge’s and Eastern’s 2022 Annual Reports on Form 10-K. Cambridge’s and Eastern’s SEC filings are accessible on the SEC’s website at www.sec.gov and on their respective corporate websites at ir.cambridgetrust.com and investor.easternbank.com. These web addresses are included as inactive textual references only. Information on these websites is not part of this document. For any forward-looking statements made in this press release, Cambridge and Eastern claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, each company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Additional Information and Where to Find It

In connection with the proposed merger transaction, Eastern intends to file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Cambridge and Eastern and a Prospectus of Eastern (the “joint proxy statement/prospectus”), as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF CAMBRIDGE AND EASTERN ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND EACH OTHER RELEVANT DOCUMENT FILED WITH THE SEC, AS WELL AS ANY AMENDMENT OR SUPPLEMENT TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Cambridge and Eastern, can be obtained without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Cambridge Investor Relations via email at InvestorRelations@cambridgetrust.com or by telephone at (617) 520-5520 or to Eastern’s Investor Relations team via email at InvestorRelations@easternbank.com or by telephone at (781) 598-7920.

Participants in the Solicitation

Cambridge, Eastern, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Cambridge and/or Eastern in connection with the proposed transaction under the rules of the SEC. Information regarding Cambridge’s directors and executive officers is available in its definitive proxy statement relating to its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 16, 2023, and other documents filed by Cambridge with the SEC. Information regarding Eastern’s directors and executive officers is available in its definitive proxy statement relating to its 2023 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2023, and its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Commission on February 24, 2023, and other documents filed by Eastern with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant materials filed with the SEC, which may be obtained free of charge as described in the preceding paragraph.

Reconciliation of Non-GAAP Financial Measure:

Cambridge Bancorp and Subsidiaries

(unaudited, dollars in thousands)
Tangible book value:	As of: June 30, 2023
Total shareholders’ equity (GAAP):	$527,004
Less: Goodwill & other intangibles	(71,535)

Tangible book value (non-GAAP)	$455,469

Cambridge Bancorp

Investor contact:

Joseph P. Sapienza

InvestorRelations@cambridgetrust.com

617-520-5520

Media contact:

Danielle Remis Hackel

Danielle.remis@cambridgetrust.com

617-441-1421

Eastern Bankshares, Inc. and Eastern Bank:

Investor contact:

Jill Belliveau

Eastern Bankshares, Inc.

InvestorRelations@easternbank.com

781-598-7920

Media contact:

Andrea Goodman

Eastern Bank

a.goodman@easternbank.com

781-598-7847